                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
              Securities Exchange Act of 1934 (Amendment No.      )

Filed by the registrant  [X]

Filed by a party other than the registrant  [ ]

Check the appropriate box:
/ /       Preliminary proxy statement
/X/       Definitive proxy statement
/ /       Definitive additional materials
/ /       Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            PEOPLES FIRST CORPORATION
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                            PEOPLES FIRST CORPORATION
- --------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
     /X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
     / /  Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and
          0-11.

     (1)  Title of each class of securities to which transactions applies:

- --------------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

- --------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

- --------------------------------------------------------------------------------

     (2)  Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3)  Filing party:
- --------------------------------------------------------------------------------

     (4)  Date filed:

- --------------------------------------------------------------------------------

     (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                                          March 20, 1995



Dear Shareholder:

     We are enclosing Peoples First Corporation's 1994 Annual Report, Notice of the 1995 Annual Meeting of Shareholders, proxy statement, and proxy form. For shareholders participating in the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan, the enclosed proxy form will also represent shares held in the dividend reinvestment plan.

     PLEASE NOTE THAT THE CORPORATION'S 1995 ANNUAL MEETING WILL BE HELD AT 4:00 P.M., ON THURSDAY, APRIL 27, 1995, AT THE CURRIS CENTER, MURRAY STATE UNIVERSITY, CHESTNUT STREET, MURRAY, KENTUCKY, IN BANQUET ROOM 2 ON THE THIRD FLOOR.

     Even if you are planning to attend the Annual Meeting in person, we would appreciate your signing the enclosed proxy form and returning it in the enclosed self-addressed envelope to our proxy tabulating agent Boatmen's Trust Company. You may revoke the proxy form at the meeting should you desire to vote your shares in person.

                                   Very truly yours,



                                   Aubrey W. Lippert
                                   Chairman of the Board and President

                            PEOPLES FIRST CORPORATION
                              100 South 4th Street
                              Post Office Box 2200
                          Paducah, Kentucky 42002-2200



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 27, 1995


     The Annual Meeting of Shareholders of Peoples First Corporation (the "Cor-poration") will be held at 4:00 p.m. on Thursday, April 27, 1995 at the Curris Center, Murray State University, Chestnut Street, Murray, Kentucky. The Annual Meeting will be held for the following purposes:

     1.  ELECTION OF DIRECTORS.  To elect eight directors.

     2. RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE. To act upon a proposal to ratify the appointment of directors to the Audit Committee of the Corporation's Board of Directors.

     3. OTHER BUSINESS. To act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this Notice.

     Only those holders of record of the Corporation's common stock at the close of business on March 17, 1995, are entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           A. Howard Arant
                           Secretary

Paducah, Kentucky
March 20, 1995





- --------------------------------------------------------------------------------

                             YOUR VOTE IS IMPORTANT

               PLEASE DATE, SIGN, AND PROMPTLY RETURN THE ENCLOSED
                PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

- --------------------------------------------------------------------------------

                       PEOPLES FIRST CORPORATION
                         100 South 4th Street
                         Post Office Box 2200
                     Paducah, Kentucky  42002-2200


                  PROXY STATEMENT FOR ANNUAL MEETING
               OF SHAREHOLDERS TO BE HELD APRIL 27, 1995


     The Board of Directors of Peoples First Corporation (the "Corporation") is soliciting the accompanying proxy form for use at the 1995 Annual Meeting of Shareholders to be held at 4:00 p.m. (local time), on Thursday, April 27, 1995, at the Curris Center, Murray State University, Murray, Kentucky, in Banquet Room 2 on the Third Floor.

     Only holders of record of the Corporation's common stock (the "Common Stock") at the close of business on March 17, 1995 (the "Record Date"), are entitled to notice of and to vote at the Annual Meeting. On March 17, 1995, there were 8,247,160 shares of Common Stock issued, outstanding, and entitled to vote at the Annual Meeting.

     Each holder of Common Stock has one vote per share in all matters coming before the Annual Meeting, except for the election of directors. In the election of directors, each shareholder is entitled to vote the number of shares held on the Record Date multiplied by the number of directors to be elected, and may cast all of those votes for a single nominee or may distribute the votes among as many nominees as desired. The Board of Directors is soliciting authority for the proxies to vote shares in this fashion at their discretion. Proxy forms may be revoked at any time before the taking of the vote at the 1995 Annual Meeting by delivering written notice of revocation to the Corporation's Secretary.

     This Proxy Statement and the accompanying proxy form are first being sent or given to shareholders on or about March 20, 1995.


                        PRINCIPAL SHAREHOLDERS

     The following table sets forth, as of March 17, 1995, certain information with respect to each person known to the Corporation to beneficially own five percent or more of the outstanding Common Stock, as well as the aggregate number of shares of Common Stock beneficially owned by all of the directors and officers of the Corporation and executive officers of the Corporation's subsidiary banks (the "Banks") as a group.

                                   Number of Shares
                                     and Nature of          Percentage
Name and Address                 Beneficial Ownership       of Class
- ----------------                 --------------------       ----------
Peoples First National                  956,399(1)            11.6%
 Bank and Trust Company ("PFNB")
100 S. 4th Street
P. O. Box 1920
Paducah, Kentucky 42001

All Directors and Officers
 of the Corporation and Executive
 Officers of the Banks as a
 Group (25 persons)                   1,117,800(2)            13.1%(3)
________________________________

(1) Includes 757,818 shares PFNB holds in a fiduciary capacity, as trustee, executor or otherwise, including 626,446 shares held with sole voting and dispositive power, and 131,372 shares held with shared voting and dispositive power. In addition, PFNB holds 198,581 shares as Trustee for the Corporation's Employee Stock Ownership Plan (the "ESOP"), with respect to which PFNB has sole dispositive power. PFNB must vote 198,581 shares as specifically directed by each ESOP member with respect to the shares allocated to that member's account.

(2) The number of shares owned by individual directors of the Corporation and the nature of their beneficial ownership are set forth in the table under "ELECTION OF DIRECTORS." Other officers of the Corporation and executive officers of the Banks beneficially own 166,267 shares.

(3) Shares of Common Stock subject to options that are or will become exercisable within 60 days have been deemed outstanding for computing the percentage of class of the group, whose members hold the options, but are not deemed outstanding for computing the percentage of class of any other person.

                         ELECTION OF DIRECTORS

     The Corporation's Board of Directors consists of 19 members in three classes. Directors are elected to three-year terms, and ordinarily one class of directors is elected at each annual meeting of shareholders.

     The Corporation will elect eight directors at the 1995 Annual Meeting. Gathiel D. Baker, Joe Dick, William Rowland Hancock, Robert
P. Meriwether, Joe Harry Metzger, Jerry L. Page and C. Steve Story have been nominated for election as directors for terms expiring at the 1998 Annual Meeting. James T. Holloway has been nominated for election as a director for a term expiring at the 1996 Annual Meeting. All of the nominees currently serve on the Board of Directors. In accordance with the terms of the merger agreement relating to the affiliation of Libsab Bancorp, Inc. with the Corporation, and as permitted by the Corporation's Articles of Incorporation, the Board of Directors increased the number of directors from 17 to 19 and elected
C. Steve Story and James T. Holloway to the two new directorships.

     The Corporation's Articles of Incorporation provide that the number of its directors will be fixed from time to time by the Board of Directors. Between meetings of shareholders held for the election of directors, the Board of Directors may increase or decrease the number of directors last approved by the shareholders by thirty percent (30%) or less. Any vacant directorship, whether resulting from an increase in the number of directors or otherwise, may be filled by the affirmative vote of the majority of the Directors then in office, whether or not a quorum of the Board of Directors exists at the time of the vote, for a term of office continuing only until the next election of directors by the shareholders. A decrease in the number of directors, however, will not have the effect of shortening the term of any incumbent director.

     If any named nominee should refuse or be unable to serve, the Board of Directors believes the persons designated as proxies will vote the shares represented by the enclosed proxy form for the substitute nominee, if any, proposed by the Board of Directors. No circumstances are now known, however, that would prevent any of the nominees from serving. In the election of directors, the designated proxies may cumulatively cast the votes authorized by each proxy form received if such action is deemed by them to be appropriate. Proxy forms cannot be voted for a greater number of persons than the number of nominees named.

     The eight nominees receiving the most votes cast in their favor at the Annual Meeting will be elected as directors. Shares represented by proxy forms withholding authority to vote for a named nominee will not be voted for that nominee, and broker nonvotes will not be counted. The Board of Directors is soliciting discretionary authority to vote shares represented by signed proxy forms on which no vote is indicated for each of the named nominees, or their substitutes, if any.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE BOARD'S NOMINEES.

     The following information is furnished as of March 17, 1995, with respect to each person nominated for election as a director at the 1995 Annual Meeting, each director whose term will continue after the 1995 Annual Meeting, and each nondirector executive officer of the Corporation included in the summary compensation table on page 11. Unless otherwise indicated, each person has been engaged in the listed occupation for the past five years.


                                                                                          Shares of
                                                                 Director                 Common Stock
Name, Age, Principal Occupation or Position,                     or Executive             Beneficially             Percentage of
Other Directorships                                              Officer Since            Owned (1)                Class (2)
- -------------------------------------------                      -------------            ------------             -------------
                                NOMINEE FOR A TERM ENDING IN 1996

JAMES T. HOLLOWAY, 64. . . . . . . . . . . .                        1994                    47,073(3)                    *
     Consultant, Peoples Security Finance Co.
     Director, Southern Finance Co.

                               NOMINEES FOR A TERM ENDING IN 1998

GATHIEL D. BAKER, 69 . . . . . . . . . . . .                        1994                    35,782(4)                    *
     Retired/President of Tri-City Auto Parts


JOE DICK, 67 . . . . . . . . . . . . . . . .                        1992                    27,552(5)                    *
     Vice Chairman of the Corporation
     Formerly Chairman and Chief Executive
       Officer of Bank of Murray



                                                                                          Shares of
                                                                  Director                Common Stock
Name, Age, Principal Pccupation or Position,                     or Executive             Beneficially             Percentage of
Other Directorships                                             Officer Since             Owned (1)                Class (2)
- -------------------------------------------------------         -------------             ------------             -------------
WILLIAM ROWLAND HANCOCK, 47. . . . . . . . .                        1989                    27,806(6)                    *
     President of Hancock Fabrics, Inc., a
       fabrics retailer

ROBERT P. MERIWETHER, 48 . . . . . . . . . .                        1987                   125,968(7)                    1.5%
     Neurosurgeon

JOE HARRY METZGER, 65. . . . . . . . . . . .                        1983                    22,638(8)                    *
     Vice President of R & M Grocery Co. since 1991
     Former President of Metzger Packing Co., Inc.,
       a meat packing company

JERRY L. PAGE, 61. . . . . . . . . . . . . .                        1983                   113,345(9)                    1.4%
     Business Consultant

C. STEVE STORY, 48 . . . . . . . . . . . . .                        1994                     1,957(10)                   *
     President and Chief Executive Officer  of
       Peoples First of Calloway County
     Formerly President and Chief Executive Officer of
       Liberty Bank and Trust Co., Mayfield, Kentucky

                         TO CONTINUE IN OFFICE UNTIL 1996

ALLAN B. KLEET, 46 . . . . . . . . . . . . .                        1986                    54,580(11)                   *
     Chief Financial Officer and Treasurer
       of the Corporation

RUFUS E. PUGH, 60. . . . . . . . . . . . . .                        1987                     6,833(12)                   *
     President of Golden Eagle Distributing, Inc.,
       a wholesale beer distributor

MARY WARREN SANDERS, 46. . . . . . . . . . .                        1992                    77,284(13)                   *
     Certified Public Accountant with Michael D.
       Pierce, CPA since 1992
     Formerly with Richardson, Howe, and
       Wilson, CPAs

VICTOR F. SPECK, JR., 59 . . . . . . . . . .                        1987                    34,150(14)                   *
     President of Welders Supply Company, Inc.,
       a supplier of welding products and
       equipment

NEAL H. RAMAGE, 56 . . . . . . . . . . . . .                        1989                    36,898(15)                   *
     President and Chief Executive Officer
       Peoples First of Livingston County

                         TO CONTINUE IN OFFICE UNTIL 1997

WALTER L. APPERSON, 62 . . . . . . . . . . .                        1992                     1,484                       *
     President and Chief Executive Officer,
       Murray Ledger and Times, a daily newspaper

WILLIAM R. DIBERT, 57. . . . . . . . . . . .                        1989                     9,045                       *
     President and Chief Executive Officer of Crounse
       Corporation, a river transportation company



                                                                                          Shares of
                                                                   Director               Common Stock
Name, Age, Principal Occupation or Position,                     Or Executive             Beneficially             Percentage of
Other Directorships                                              Officer Since            Owned (1)                Class (2)
- -----------------------------------------------------            -------------            ------------             --------------
R. E. FAIRHURST, JR., 48 . . . . . . . . . .                         1987                   109,550(16)                  1.3%
     Owner of Fairhurst Realty, real estate brokers

DENNIS W. KIRTLEY, 51. . . . . . . . . . . .                         1994                   78,606(17)                   *
     President and Chief Executive Officer
       of First Kentucky Federal Savings Bank

AUBREY W. LIPPERT, 54. . . . . . . . . . . .                         1983                   173,976(18)                  2.1%
     Chairman of the Board, President, and Chief
       Executive Officer of the Corporation;
       Chairman of the Board and Chief Executive
       Officer of PFNB

ALLAN RHODES, JR. 44 . . . . . . . . . . . .                         1991                   16,036(19)                   *
     President of Bluegrass Honda-BMW, Inc., an
       automobile dealership

                                   CERTAIN EXECUTIVE OFFICERS

STEPHEN B. KIGHT, 43 . . . . . . . . . . . .                         1983                   97,568(20)                   1.2%
     Executive Vice President of the
       Corporation since 1993
     Former President and Chief Operating
       Officer of PFNB

GEORGE B. SHAW, 49 . . . . . . . . . . . . .                         1993                    2,200(21)                   *
     President and Chief Operating
       Officer of PFNB since 1993
     Former President and Chief
       Executive Officer of Bowling
       Green Bank & Trust Co.

________________________________

     *    Represents 1% or less of the outstanding Common Stock.

     (1) In the table above, the named person has sole voting and dispositive power with respect to the reported shares unless otherwise indicated. When joint ownership is noted, the joint owners share voting and dispositive power with respect to the shares. When holdings of a family member are included but are noted as being held "individually," the family member has sole voting and investment powers with respect to the indicated shares.

     (2) Shares of Common Stock subject to currently exercisable options are deemed outstanding for computing the percentage of class of the person holding such options but are not deemed outstanding for computing the percentage of class of any other person.

     (3)  Includes 46,442 shares owned jointly by Mr. Holloway and his wife.

     (4)  Includes 11,468 shares held by Mr. Baker's wife.

     (5)  Includes 500 shares held jointly by Mr. Dick and his wife.

     (6) Includes 3,014 shares held jointly by Mr. Hancock and his wife and 648 shares owned by Mr. Hancock's minor children.

                                       -5-

     (7) Includes 80,406 shares held by Dr. Meriwether as trustee for the Meriwether PSC Pension Plan, for which he holds sole voting and investment power.

     (8)  Includes 20,638 shares held individually by Mr. Metzger's wife.

     (9)  Includes 50,000 shares held individually by Mr. Page's wife.

     (10) Includes 1,831 shares owned jointly by Mr. Story and his wife.

     (11) Includes 49,800 shares subject to currently exercisable stock options, 637 shares held individually by Mr. Kleet's wife, and 2776 shares held in Mr. Kleet's ESOP account for which he has voting but no investment power. Mr. Kleet disclaims beneficial ownership of the shares held by his wife.

     (12) Includes 1,802 shares held jointly by Mr. Pugh and his wife.

     (13) Includes 8,560 shares held individually by Ms. Sanders' husband and 32,286 held in trust of which Ms. Sanders is beneficial owner with voting and dispositive rights. Also includes 35,608 shares in another trust for which Ms. Sanders is beneficial owner without voting and investment rights.

     (14) Includes 4,834 shares held individually by Mr. Speck's wife.

     (15) Includes 14,800 shares subject to currently exercisable stock options, 548 shares held in Mr. Ramage's ESOP account for which he has voting but no investment power, and 21,386 shares held jointly by Mr. Ramage and his wife.

     (16) Of the listed shares, Mr. Fairhurst's wife holds 4,800 shares individually, and Mr. Fairhurst's sons hold 1,920 shares. In addition, Mr. Fairhurst holds 64,000 shares as trustee for two trusts created by his father's estate, with respect to which he has sole voting and investment power.

     (17) Includes 62,360 shares held jointly by Mr. Kirtley and his wife, 1,135 shares held individually by Mr. Kirtley's wife and 2,124 shares held in Mr. Kirtley's First Kentucky Federal ESOP account for which he has voting but no investment power.

     (18) Includes 98,300 shares subject to currently exercisable stock options and 20,054 shares held in Mr. Lippert's ESOP account for which he has voting but no investment power.

     (19) Includes 15,508 shares held jointly by Mr. Rhodes and his wife.

     (20) Includes 15,248 shares held jointly by Mr. Kight and his wife, 76,280 shares subject to currently exercisable stock options, and 6,040 shares held in Mr. Kight's ESOP account for which he has voting but no investment power.

     (21) Includes 2,000 shares subject to currently exercisable stock options.
________________________________


     The Corporation's subsidiary Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with various directors and officers of the Corporation and the Banks and with many of their associates on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with others. In the opinion of management, such loans did not involve more than normal risk of collectability or present other unfavorable features. The aggregate balance of outstanding loans to directors and officers of the Corporation and the Banks and certain corporations and individuals related to such persons totaled $11,825,399 or 10.7% of the Corporation's stockholders' equity as of December 31, 1994.


                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation's Executive Committee is authorized to act for the Board of Directors between regular quarterly Board meetings except with respect to actions specified by the Corporation's Bylaws.

The Executive Committee also reviews and recommends to the Board of Directors the compensation of the principal officers of the Corporation and the Banks.
The Executive Committee met four times during 1994. The present members of the Executive Committee are Messrs. Apperson, Dick, Hancock, Meriwether, Page, Pugh, and Speck.

     The Corporation's Audit Committee, which is composed entirely of non-management directors, reviews the audit plans and the results of audits of the Corporation and the Banks performed by the Corporation's internal audit department and independent certified public accountants. Messrs. Dibert, Fairhurst, Hancock, Rhodes, and Ms. Sanders were approved as members of the Audit Committee at the 1994 Annual Meeting. The Audit Committee met four times during the year.

     The Corporation's Loan Review Committee monitors the quality and compo-sition of the Corporation's loan portfolio and reviews reports of the Corporation's loan review officers. The Loan Review Committee met four times during 1994. The present members of the Loan Committee are Messrs. Apperson, Dick, Fairhurst, Page, Pugh, and Rhodes. The Loan Review Committee will be consolidated with the Audit Committee immediately following the 1995 Annual Meeting.

     The Corporation's Nominating Committee recommends persons to fill vacancies existing on the Board of Directors from time to time. The Nominating Committee did not meet during 1994. The present members of the Nominating Committee are Messrs. Apperson, Dick, Fairhurst, Metzger, and Page. The Nominating Committee will be discontinued after the 1995 Annual Meeting, and its duties will be assumed by the Executive Committee.

     The following is the provision of the Corporation's Bylaws regarding the nomination of directors by shareholders.

     SECTION 2.13 NOMINATION OF DIRECTORS.

             (a) Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder. Any shareholder who intends to nominate or to cause to have nominated any candidate for election to the Board of Directors (other than a candidate nominated by the Board of Directors) shall deliver or mail written notification of the nomination to the President not less than fourteen days nor more than fifty days before any meeting of shareholders called for the election of directors; provided, however, that if less than twenty-one days' notice of the meeting is given to shareholders, such notification shall be delivered or mailed to the President not later than the close of business on the seventh day following the notice of meeting was mailed. Any such notification shall contain the following information to the extent known to the notifying shareholder or shareholders:

             (1)    The name and address of each proposed nominee;

             (2)    The principal occupation of each proposed nominee;

             (3) The total number of shares that, to the knowledge of the notifying shareholder or shareholders, will be voted for each proposed nominee;

             (4) The name and residence address of each notifying shareholder; and

             (5)    The number of shares owned by each notifying shareholder.

             (b) The chairman of any meeting of shareholders held for the election of directors may disregard any nomination for director not made in accordance with the provisions of this Section, and upon the instruction of the chairman, the inspectors of election shall disregard all votes cast for any nominee whose nomination was not made in accordance with the provisions of this Section.

DIRECTOR COMPENSATION

     The Board of Directors held a total of ten regularly scheduled and special meetings during 1994. Directors who are not employees of the Corporation generally receive an annual fee of $4,000 for their services. Directors who are employees of the Corporation generally do not receive a fee for their services, with the exception of Messrs. Kirtley, Ramage and Story. In 1994 all Directors attended at least 75 percent of the total number of meetings of the Board of Directors and committees on which they served as members.

     Joe Dick, Vice Chairman and a director of the Corporation and the former President, Chief Executive Officer and Chairman of Bank of Murray (now Peoples First of Calloway County), has served as a consultant to Peoples First of Calloway County since his retirement as of January 1, 1993. Under the terms of a consulting and non-competition agreement between Mr. Dick and the Corporation, Mr. Dick provides consulting services to Peoples First of Calloway County, including advisory services with respect to marketing, business development and operations, for a term through December 31, 1997. For his consulting services, Mr. Dick is paid $100,000 per year.

     Dennis W. Kirtley, a director of the Corporation and President of First Kentucky Federal Savings Bank, entered into an employment agreement with First Kentucky as of March 10, 1994. The employment agreement provides for Mr. Kirtley's continued employment as President and Chief Executive Officer of First Kentucky for three years from that date at a base salary of $105,000 per year. Mr. Kirtley has the right to compensation or other benefits after termination of employment only when such termination is without "just cause" (as defined). If employment is terminated without just cause, Mr. Kirtley is entitled to receive his salary up to the date of termination of his employment agreement plus an additional twelve-month period, but in no event more than three years' salary, and the cost of his obtaining all health, life and disability benefits for a period of one year from the date of termination, unless he obtains comparable benefits elsewhere through other employment prior to the end of the twelve-month period.

     C. Steve Story, a director of the Corporation and President of Peoples First of Calloway County, and formerly President and Chief Executive Officer of Liberty Bank and Trust Co., entered into an employment agreement with Liberty Bank and Peoples First dated as of October 7, 1994. The employment agreement provides for Mr. Story's employment as President and Chief Executive Officer of Liberty Bank, or in such other executive capacity as the Board of Directors shall designate, for a three-year term expiring October 7, 1997, at an annual base salary of $105,000. In addition, Mr. Story can earn an annual $35,000 bonus for satisfactory performance during each calendar year and an additional annual $35,000 bonus based on the performance of Peoples First of Calloway County, the Corporation, and Mr. Story during each calendar year in accordance with mutually agreed upon annual bonus programs. In accordance with the employment agreement, Mr. Story was awarded a one-time grant of options to purchase 15,000 shares at an exercise price of $19.50. Upon termination of his employment, Mr. Story is entitled to receive salary and benefits payable during the term of his employment agreement unless he voluntarily terminates his employment or his employment is terminated for "cause" (as defined).

                        REPORT OF THE EXECUTIVE COMMITTEE
                            ON EXECUTIVE COMPENSATION

     The Corporation's Executive Committee is comprised entirely of independent, nonemployee directors. The Executive Committee assumed responsibility for reviewing and recommending to the Board of Directors the compensation paid to the executive officers of the Corporation following the 1994 Annual Meeting. Prior to that time, executive compensation issues were reviewed by the Executive Compensation Committee, also comprised entirely of independent, nonemployee directors. The Executive Compensation Committee was discontinued in 1994.

     The Corporation's executive compensation program is structured to help the Corporation achieve its business objectives by:

     - Setting levels of compensation designed to attract talented executives in a highly competitive banking environment;

     - Providing annual cash incentive compensation based on the Corporation's attainment of a targeted return on equity; and

     - Providing long-term incentive compensation in the form of stock options designed to align executives' interests with the interests of the Corporation's shareholders.

BASE SALARIES

     The Executive Committee recommends salary levels for the Corporation's executive officers that are intended to be consistent with industry practice and level of responsibility, with salary increases reflecting competitive trends, the overall financial performance of the Corporation, and the performance of the individual executive. The Corporation engages independent consultants from time to time to assist with compensation policy issues. The recommendations for 1994 base salaries for executive officers were intended to approximate the median base salaries paid to executives having similar responsibilities with banks or bank holding companies of comparable asset size to Peoples First National Bank or the Corporation, based on data compiled by the Corporation's consultant. Annual increases in base salary are based on the Committee's assessment of each executive's performance and a comparison of the executive's salary to the median for executives with similar responsibilities at comparable institutions.

ANNUAL BONUS

     To insure that a significant portion of compensation is based on performance, the annual bonus payable to each executive officer of the Corporation is based upon the attainment of a targeted performance ratio by the Corporation or the subsidiary Bank that employs the executive officer. At the beginning of each fiscal year, the Committee establishes the range of performance objectives that will qualify for a bonus and budgets a certain amount for the bonus based on a percentage of salary for participants at various levels of responsibility. For 1994, the Corporation's three senior corporate executives were eligible to earn a bonus based upon attainment of a specified earnings per share target. Each President of a subsidiary Bank was eligible to earn a bonus based upon the Bank's attainment of a specified net income target. The percentage of salary payable as a bonus ranges from 4.88% of salary for attainment of the minimum performance target to a maximum of 25.12% for attaining or exceeding the highest performance target. In 1994, the Corporation did not attain the minimum earnings per share target at which the senior corporate officers would have earned a bonus.

STOCK OPTION GRANTS

     To link a portion of incentive compensation to the market performance of the Common Stock, the Corporation has periodically granted key employees stock options under its 1986 Stock Option Plan (the "Option Plan"). The Option Plan, as amended at the 1994 Annual Meeting, makes available for grants of options and other stock-based incentive awards a number of shares equal to 10% of the total number of shares of Common Stock issued and outstanding. In addition to providing key employees an incentive to put forth maximum effort for the Corporation's success, the Committee believes option grants appropriately give key employees a common interest with its shareholders in the Corporation's long-term share performance. In setting the number of shares subject to options and other terms and conditions of an individual grant, the Committee considers the individual's responsibilities and contribution to the success of the Corporation and the individual Bank. The aggregate exercise price of the options granted to an executive officer generally approximate the officer's annual salary, with adjustments based upon the Committee's assessment of the officer's contribution to the Corporation's performance. Consistent with the long-term incentive purpose of option grants, each grant generally provides that options become exercisable with respect to 10% of the underlying shares each year. In June 1994, the Committee recommended awards for options for 27,000 shares to the named executive officers.

CHIEF EXECUTIVE OFFICER'S COMPENSATION IN 1994

     Mr. Lippert's base salary for 1994 was increased by 12.5% over the 1993 level based on consideration of Mr. Lippert's contribution to the 11.8% increase in the Corporation's earnings per share in 1993 and other factors, including the 56.9% increase in the market price of the Common Stock in 1993. Mr. Lippert was also awarded options for 12,000 shares of Common Stock having an aggregate exercise price equal to 1.33 times his annual salary for 1994, based on similar considerations. The Corporation did not attain the earnings per share target that would have qualified Mr. Lippert for an annual bonus in 1994. Earnings per share for 1994 increased by 2.6% to $1.56 from $1.52 in 1993, after giving effect to the acquisitions of First Kentucky Federal and Liberty Bank in 1994, which were accounted for as poolings-of-interest. Costs associated with the acquisitions were approximately $0.07 per share. Return on equity for 1994 and 1993 was 12.15% and 12.99% respectively. The market price per share of Common Stock at the end of 1994 was $19.50, compared to $25.50 and $16.25 at the end of 1993 and 1992, respectively.

                               EXECUTIVE COMMITTEE
                            OF THE BOARD OF DIRECTORS


       Walter L. Apperson       William Rowland Hancock     Rufus E. Pugh
       Joe Dick                 Robert P. Meriwether        Victor F. Speck, Jr.
                                Jerry L. Page

                           SUMMARY COMPENSATION TABLE

       The following table sets forth information with respect to the compensation of the Corporation's Chief Executive Officer and its most highly compensated executive officers whose total annual salary and bonus for 1994 exceeded $100,000.


                                                         Annual Compensation
                                                     --------------------------
                                                                         Other                 Long-Term              All
Name and Principal                                                       Annual              Compensation          Other Com-
  Position                         Year      Salary         Bonus     Compensation(1)         Options (#)          pensation(2)
- --------------                     ----      ------         -----     ---------------         -----------          -----------
AUBREY W. LIPPERT                  1994     $225,000      $   0            $0                    12,000              $ 8,657
  Chairman of the Board,           1993      200,000       22,280           0                       0                 11,608
  President and Chief              1992      181,000       20,515           0                    13,000               10,730
  Executive Officer
  of the Corporation,
  Chairman of the Board
  and Chief Executive
  Officer of PFNB

STEPHEN B. KIGHT                   1994      129,200          0             0                     5,000                7,389
  Executive Vice President of      1993      123,000       13,702           0                       0                  7,187
  the Corporation                  1992      115,000       13,035           0                     8,000                6,824

ALLAN B. KLEET                     1994      129,200          0             0                     5,000                7,389
  Chief Financial Officer          1993      110,000       12,254           0                       0                  6,427
  and Treasurer                    1992      103,000       11,674           0                     8,000                6,112
  of the Corporation

GEORGE B. SHAW                     1994      126,000       10,282           0                     5,000                3,799
  President and Chief              1993       69,231       58,000           0                    10,000                  218
  Operating Officer of
  PFNB(3)
___________________

(1) Does not include perquisites, the value of which in all cases did not exceed 10% of the total of the named individual's salary and bonus.

(2) The following amounts are included in the above table. Contributions made under the Employee Stock Ownership Plan in 1994 were Mr. Lippert $3,611; Mr. Kight $3,110; Mr. Kleet $3,110; Mr. Shaw $1,516. Contributions made under the 401(k) Plan in 1994 were: Mr. Lippert $4,500; Mr. Kight $3,876; Mr. Kleet $3,876; Mr. Shaw $1,890. Life insurance premiums paid in 1994 were Mr. Lippert $546; Mr. Kight $403; Mr. Kleet $403; Mr. Shaw $393.

(3) Mr. Shaw joined the Corporation as President and Chief Operating Officer of PFNB on May 7, 1993.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                                       Potential   Realizable
                                                                                                       Value at Assumed
                                                                                                       Annual Rates of Stock
                                                                                                       Price Appreciation for
                              Individual Grants                                                        Option/SAR Term(1)
- ------------------------------------------------------------------------------------------------------------------------------------
                                                                      Exercise
                    Number of Securities     % of Total Options/      or Base
                    Underlying Options/      SARs Granted to          Price          Expiration
Name                SARs Granted             Employees in 1994         ($/sh)           Date             5%             10%
- ----                --------------------     ------------------       -------        ----------          --             ---
Aubrey W. Lippert         12,000                     14.3%              25.00          6/1/2004        $188,668      $478,123

Stephen B. Kight           5,000                      6.0%                "               "              78,612       199,218

Allan B. Kleet             5,000                      6.0%                "               "              78,612       199,218

George B. Shaw             5,000                      6.0%                "               "              78,612       199,218
____________________

(1) If the market price of the Common Stock increased by 5% per year and 10% per year for the ten years after the date of grant, the total increase in shareholder value would be $129,646,000 and $328,548,000, respectively.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION/SAR VALUES

                                                           Number of Securities
                                                          Underlying Unexercised       Value of Unexercised In-the-Money
                                                          Options at Year End(#)             Options at Year End($)
                   Shares Acquired      Value        -------------------------------    -------------------------------
Name               on Exercise (#)    Realized($)    Exercisable(1)    Unexercisable    Exercisable(1)    Unexercisable
- ----               ---------------    -----------    --------------    -------------    --------------    -------------
Aubrey W.                 0               $0             98,300            29,200         $1,064,197         $36,478
Lippert

Stephen B. Kight          0                0             76,280            15,920            886,294          38,034

Allan B. Kleet            0                0             49,800            17,000            515,322          46,564

George B. Shaw            0                0              2,000            13,000              5,240            --
__________________________________________

(1)  Includes options that became exercisable on or before January 6, 1995.

           COMMON STOCK PERFORMANCE VERSUS NASDAQ STOCK MARKET (U.S.)
                         AND NASDAQ BANK STOCKS INDICES


     The graph above assumes $100 invested on December 31, 1989 in the Corporation's Common Stock, the NASDAQ Stock Market (U.S.) Index, and the NASDAQ Bank Stocks Index, and assumes reinvestment of dividends.


                               1989      1990      1991      1992      1993      1994
                               ----      ----      ----      ----      ----      ----
The Corporation. . . . . .    $100.00   $124.35   $162.39   $227.56   $365.05  $284.60

NASDAQ Stock Market. . . .     100.00     84.92    136.28    158.58    180.93   176.92
(U.S.)

NASDAQ Bank Stocks . . . .     100.00     73.23    120.17    174.87    199.33   198.69


                 RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE

     The Board of Directors has appointed Messrs. Fairhurst, Hancock, Rhodes and Speck and Ms. Sanders to serve on the Audit Committee, subject to ratification by the Corporation's shareholders at the Annual Meeting. The ratification of the appointments to the Audit Committee by the shareholders is not required by law or by the Corporation's Bylaws. The Board of Directors is submitting this matter to the shareholders in the belief that it is a good practice to do so.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS RATIFY THE APPOINTMENTS OF THE MEMBERS OF THE AUDIT COMMITTEE.

     In the absence of instruction to the contrary, shares represented by proxy forms will be voted in favor of the ratification of the members of the Audit Committee. If the number of the votes cast in favor of the ratification of the appointments, does not exceed the number of votes cast against ratification, the appointees will decline to serve, and the Board of Directors will appoint other non-management directors to serve on the Audit Committee, whose appointment will be subject to ratification by the shareholders at the 1996 Annual Meeting. Abstentions and broker nonvotes will not be counted as either in favor or against this proposal.


                   INFORMATION CONCERNING INDEPENDENT AUDITORS

     The firm of KPMG Peat Marwick LLP, Certified Public Accountants, has served as independent auditors for the Corporation since its commencement of operations in 1983. Representatives of KPMG Peat Marwick LLP will be present at the 1995 Annual Meeting and will have the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.


                                     GENERAL

     All expenses of preparing, printing, mailing and delivering the Proxy Statement and all materials used in the solicitation of proxy forms will be borne by the Corporation. In addition to the use of the mails, proxy forms may be solicited by personal interview, telephone, and telegraph by directors, officers, and other employees of the Corporation, none of whom will receive additional compensation for such services. The Corporation will also request brokerage houses, custodians, and nominees to forward soliciting materials to the beneficial owners of the Common Stock held of record by them and will pay reasonable expenses of such persons for forwarding these materials.


SHAREHOLDER PROPOSALS

     Any proposals by shareholders to be presented at the 1996 Annual Meeting must be received by the Secretary of the Corporation prior to November 21, 1995, to be included in the Proxy Statement for the 1996 Annual Meeting.

SECTION 16(A) REPORTING DELINQUENCIES

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors and officers of the Corporation and persons who beneficially own ten percent or more of the Common Stock to file reports with the Securities and Exchange Commission and the Corporation with respect to their beneficial owner-ship of the Corporation's equity securities. Based on its review of the reports furnished to the Corporation during and with respect to 1994, the Corporation believes that its directors, officers, and beneficial owners have filed all required reports in a timely manner, except for Rowland Hancock, a director, who filed one report with respect to two transactions after the report was due.

OTHER MATTERS

     The directors and officers of the Corporation do not know of any matters to be presented for shareholder approval at the meeting other than those described in the Proxy Statement. If any other matters should come before the meeting, the Board of Directors intends that the persons designated on the enclosed proxy form, or their substitutes, will vote the shares represented by the proxy form in accordance with their best judgment on such matters.


     A copy of the Corporation's Annual Report on Form 10-K as filed with the Securities and Exchange Commission is available without charge by calling or writing Allan B. Kleet, Chief Financial Officer, Peoples First Corporation, P.O. Box 2200, Paducah, Kentucky 42002.

                                        By Order of the Board of Directors.

                                        A. Howard Arant
                                        Secretary
                                        PEOPLES FIRST CORPORATION

Paducah, Kentucky
March 20, 1995

                           ESOP PARTICIPANT DIRECTION


                (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)

                            PEOPLES FIRST CORPORATION
                                Paducah, Kentucky

     The undersigned hereby directs Peoples First National Bank, as Trustee under the People First Employee Stock Ownership Plan (the "Plan") to appoint Henry O. Whitlow and Gary D. Houston, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock held by the Plan for my account at the close of business on March 17, 1995, which I am entitled to vote, at the 1995 Annual Meeting of Shareholders to be held on April 27, 1995, at 4:00 p.m., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

     1.   ELECTION OF DIRECTORS.

          ___ FOR all nominees listed below (except as otherwise indicated below)

          ___  AGAINST all nominees listed below

     James T. Holloway, Gathiel D. Baker, Joe Dick, William Rowland Hancock, Robert P. Meriwether, Joe Harry Metzger, Jerry L. Page, C. Steve Story


(INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line below.)

            ________________________________________________________


     2.   RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.

          ___   FOR      ___   AGAINST       ___   ABSTAIN

     3. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN ITEM 1 AND "FOR" ITEM 2.

Date _______________, 1995         __________________________________________
                                   Signature

[Peoples First Corporation Logo]



March 20, 1995


Your Vote is Important.

Please review the enclosed proxy materials, complete the attached proxy form below, and return it promptly in the envelope provided.

The Annual Meeting of Shareholders of Peoples First Corporation will be held at the Curris Center, Murray State University, Murray, Kentucky, Banquet Room 2, Third Floor at 4:00 P.M. on Thursday, April 27, 1995. The Curris Center is located on Chestnut Street in Murray, Kentucky.

Boatmen's Trust Company is serving as our Proxy Tabulating Agent.





                            (Detach Proxy Form Here)
- --------------------------------------------------------------------------------
             This Proxy Form is Solicited by the Board of Directors
                (PLEASE DATE, MARK, SIGN AND RETURN IMMEDIATELY)
                            PEOPLES FIRST CORPORATION
                                PADUCAH, KENTUCKY

     The undersigned hereby appoints Henry O. Whitlow and Gary B. Houston, or either one of them (with full power to act alone), my proxy, each with the power to appoint his substitute, to represent me to vote all of the Corporation's Common Stock which I held of record or am otherwise entitled to vote, at the close of business on March 17, 1995, at the 1995 Annual Meeting of Shareholders to be held on April 27, 1995, at 4:00 P.M., and at any adjournments thereof, with all powers the undersigned would possess if personally present, as follows:

1. ELECTION OF DIRECTORS.
   [ ] FOR all nominees listed below    [ ] AGAINST all nominees listed below
       (except as otherwise
        indicated below)
          Gathiel Baker, Joe Dick, Rowland Hancock, James T. Holloway,
                  Dr. Robert P. Meriwether, Joe Harry Metzger,
                          Jerry L. Page, C. Steve Story
    (INSTRUCTION:  To withhold authority to vote for any individual nominee, write the nominee's name on the line.)

- --------------------------------------------------------------------------------
2. RATIFICATION OF APPOINTMENTS TO AUDIT COMMITTEE.
               [ ] FOR             [ ] AGAINST              [ ] ABSTAIN

3. OTHER BUSINESS. In their discretion, the Proxies are authorized to act upon such other matters as may properly be brought before the Annual Meeting or any adjournment thereof.

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL OF THE NOMINEES LISTED IN
   ITEM 1 AND "FOR" ITEM 2.

                         (PLEASE SIGN AND DATE ON BACK)

                     "IMPORTANT INFORMATION ON REVERSE SIDE"


                            (Detach Proxy Form Here)
- --------------------------------------------------------------------------------
     This proxy form relates to ALL shares owned by the undersigned, including any shares of Common Stock held in the undersigned's account under the Corporation's Share Owner Dividend Reinvestment and Stock Purchase Plan.

     This proxy form is solicited by the Board of Directors and will be voted as specified and in accordance with the accompanying proxy statement. If no instruction is indicated, this proxy form will be voted "FOR" all of the nominees listed in Item 1 and "FOR" Item 2.

     Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign partnership name by authorized person.

Date____________________ 1995      Please check one of the following:
                                   [ ] I will attend the Annual Meeting.
                                   [ ] I will not attend the Annual Meeting.







                                               _________________________________
                                                           Signature

                                               _________________________________
                                                    Signature if held jointly